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                                                                    Exhibit 10.9



                              DISTRIBUTOR AGREEMENT

         This Distributor Agreement (hereinafter referred to as "Agreement") is made between Samsung Electronics Latinoamerica Miami, Inc., a corporation organized and existing under the laws of Florida and maintaining its principal place of business at 2700 Northwest 87th Avenue, Miami, Dade County, Florida 33172, (hereinafter referred to as "Supplier") and Brightstar Latin America, Inc., a corporation organized and existing under the laws of the State of FLORIDA ??? and maintaining its principal place of business at 2701 N.W. 107th Avenue, Miami, Florida 33172 (hereinafter referred to as "Distributor").

                                    RECITALS

         WHEREAS Supplier wishes to sell certain of its products to Distributor for distribution in the territory identified in this Agreement; and

         WHEREAS Distributor wishes to purchase certain of Supplier's products and sell those products in the territory identified in this Agreement as an authorized distributor of Supplier's products;

         NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Supplier and Distributor hereby agree as follows:

                                  SECTION ONE
                                  DEFINITIONS

         A. PRODUCTS: Distributor agrees that the products for which it is appointed an "Authorized Distributor" are limited to those products set forth in Exhibit A to this Agreement (the "Products"). Exhibit A may be amended from time to time by mutual agreement of the parties, as provided for herein, to include any other products manufactured or marketed by Supplier during the Term of this Agreement and intended for sale by distributors which were not originally included in Exhibit A.

         B. SALES QUOTA AND PRICING STRUCTURE: Distributor shall purchase Products during each calendar year of this Agreement from Supplier in accordance with the Sales Quota and Pricing Structure set forth in Exhibit B to this Agreement.

         C. TERRITORY: The geographical area within which Distributor is authorized to distribute the Products or any, other products manufactured by Supplier that are later included within the terms of this Agreement is set forth in Exhibit C to this Agreement. Exhibit C may be amended from time to time by mutual agreement of the parties, as provided for herein, to include other territories.

         D. EFFECTIVE DATE: The Effective Date of this Agreement is the date on which all parties have signed and dated this Agreement.

         E. TERM: The Term of this Agreement is for one (1) year from the Effective Date. This Agreement automatically will renew for successive one (1) year periods unless terminated as set forth in this Agreement.

         F. INTELLECTUAL PROPERTY: Any right relating to any trademark, trade name, service


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mark, copyright, patent, trade secret or other proprietary right used, registered or recorded by Supplier in any country, territory or region.


         G. DUE DATE: The date that payment for an order is due is within Net 30 days from the date of the invoice for that order.

                                   SECTION TWO
                      APPOINTMENT ACCEPTANCE AND TERRITORY

         Subject to the terms and limitations contained in this Agreement, Supplier hereby appoints Distributor as its non-exclusive Authorized Distributor for the Products in the Territory. Distributor accepts the appointment and agrees to abide by the terms and conditions of this Agreement. This appointment shall not constitute an agency, partnership or joint venture and Supplier shall incur no obligations beyond those set forth in this Agreement. This is NOT an exclusive contract for the Territory. Supplier reserves the right to designate other distributors or resellers in the Territory, or any part thereof, for the Products.

                                  SECTION THREE
                       GENERAL OBLIGATIONS OF DISTRIBUTOR

         A. Distributor agrees that it must meet its Sales Quota in order to remain an Authorized Distributor of Supplier. The Sales Quota constitutes a material term of this Agreement.

         B. Distributor agrees to promote the good will and name of Supplier and to do everything within, its ability to further the interest of Supplier.

         C. Distributor agrees to strictly limit its sales and promotion activity to the Territory. Distributor shall make no sales of the Products or of any product sold by Supplier outside the Territory, without Supplier's prior written authorization.

         D. Distributor agrees to not sell the Products or any products sold by Supplier to any party whom it knows or has reason to know, intends to sell or ship for resale the Products outside the Territory, without Supplier's prior written authorization.

         E. Distributor agrees to comply, at its expense, with all government laws and regulations governing taxing or otherwise regulating sales of the Products within the Territory and all political subdivisions thereof.

         F. Distributor agrees to make no alteration of any sort to the Products without the Supplier's prior written authorization.

         G. Absent receipt by Distributor of Supplier's prior written authorization, Distributor shall not make any representations regarding the Products.


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                                  SECTION FOUR
                            ASSISTANCE TO DISTRIBUTOR

        A. During the Term of this Agreement, Supplier agrees to make available to Distributor, upon request and without charge, a reasonable supply of sales literature, including catalogs, data sheets, bulletins, and other similar materials. Supplier will furnish Distributor with sales and technical assistance to the extent reasonably determined by Supplier from time to time.

         B. Supplier agrees to provide Distributor with reasonable quantities of sales materials for all updates and revisions of or to the Products.

         C. Supplier shall have full discretion regarding quantity and selection of sales literature to supply to Distributor.

         D. Supplier shall give Distributor reasonable notice of any changes in product, packaging, documentation or major version changes.

         E. Supplier shall retain title to and continue to own all such catalogs, literature, and the like, and Distributor agrees to return all such undistributed catalogs and literature to Supplier upon the termination or expiration of this Agreement.

         F. Distributor shall present to Supplier and Supplier will review every year, Distributor's promotion and advertising plan for the next one-year period. Distributor and Supplier occasionally may consult with each other as to the promotion and advertising activities in the Territory. Supplier shall have full discretion and authority to unilaterally reject any promotion or advertisement which it deems improper for any reason, including, but not limited to, quality control, accuracy, or effect on product image. Supplier may, when it deems proper, perform for its own account the promotion and advertising activities for the Products in the Territory.

         G. Supplier, from time to time and upon reasonable prior notice, may send representatives to consult with Distributor and its sales agents with respect to increasing the market for Supplier's Products and to monitor and review quality control related to the sale and distribution of the Products.

                                  SECTION FIVE
                                  TERMS OF SALE

         A. All prices and discounts offered by Supplier are subject to change upon reasonable prior notice. Any such price change shall not apply to any purchase order submitted by Distributor prior to the change.

         B. During the term of this Agreement, the prices charged or offered by Supplier to Distributor for the Products shall be comparable to those prices then charged or offered by Supplier to any other similarly situated distributor purchasing identical types and similar quantities of any of the Products.


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         C. For Products sold to Distributor on open account, Distributor shall deliver the full payment due to Supplier, at Supplier's main offices or at any other location Supplier may designate in writing, in the currency of the United States of America, on or before the Due Date.

         D. All open accounts that remain unpaid after the Due Date will be subject to interest at the prime interest rate as published in the Wall Street Journal on the date that the obligation becomes late (the rate published on Friday will be used for the immediately following Saturday and Sunday) plus four (4%) percent per annum or at the highest rate allowed by law, whichever is less.

         E. All open accounts that remain unpaid one week or more after the Due Date shall be subject to an additional late fee of one (1%) percent of the total debt.

         F. In the event Distributor's account with Supplier becomes past due, Supplier, automatically and without notice, may cease all sales and shipments of Products to Distributor. In the event Distributor fails to cure the arrearage by paying the amounts due, together with interest and late fees, within thirty (30) days after written notice thereof, Distributor will be deemed in material breach and Supplier may immediately terminate this Agreement.

         G. All prices shall include the cost of packaging and crating for shipment. Distributor shall bear all costs, insurance premiums, freight and all other charges or expenses incurred after Supplier has delivered the Products to Distributor as set forth in Section Seven of this Agreement. In no case shall Supplier be liable for negligent packaging or crating or for any other damage suffered by the Products in shipment.

         H. All taxes or fees required by law to be collected or paid by Supplier shall be additional to prices quoted.

         I. Distributor shall not, under any circumstances, take any credit against any payment due to Supplier absent issuance by Supplier of a written credit memorandum authorizing such credit. Absent Supplier's prior written authorization and consent, which Supplier may provide at its sole discretion, Distributor shall not return any Products for credit.

         J. Supplier may, from time to time, offer discounts in writing to Distributor. Supplier shall have no obligation to offer such discounts at any time in the future and may withdraw the offer of such discounts at any time for any reason. Supplier agrees that if it offers quantity discounts or special purchase offers for any Products, payment terms and other terms and conditions of sale for such Products shall not be less favorable to Distributor than those offered by Supplier to any other distributors or Resellers.

                                   SECTION SIX
                                     ORDERS

         A. Distributor shall place orders for Products with Supplier in writing.

         B. All orders placed by Distributor shall be subject to acceptance in writing by


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Supplier within forty-eight (48) hours of receipt of any order from Distributor.
Supplier has the right to not accept an order. Supplier will not unreasonably and without cause refuse an order from Distributor where Supplier has the available inventory to satisfy the sale, Distributor is current on its payments, Distributor is in compliance with the terms of this Agreement, and the sale is consistent with the terms of this Agreement.

         C. No order shall be deemed a binding offer by Distributor to purchase the Products until accepted by Supplier. If Supplier does not provide Distributor written notice of rejection of any order within 48 hours of receipt by Supplier of such order, that order shall be deemed to be accepted by Supplier.

         D. Supplier reserves the right to cancel any order, for cause, including but not limited to the breach of any material term of this Agreement prior to shipment of any Products.

         E. Supplier shall use its best efforts to ship Products to Distributor or to otherwise make Products available to Distributor within forty-five (45) days of the date of Supplier's acceptance of Distributor's order.

         F. Supplier shall not be liable in any respect for failure to ship or for delay in shipment of Products pursuant to accepted orders where such failure or delay shall have been due, wholly or in part, to a shortage or curtailment of material, labor, transportation, or utility services, or to any labor or production difficulty in Supplier's plants or those of its suppliers, or to any cause beyond Supplier's control or occurring without Supplier's fault or negligence.

                                  SECTION SEVEN
                  SHIPMENT, TITLE, RISK OF LOSS AND INSPECTION

         A. Supplier shall be responsible to arrange for the transportation and shipment of the Products from Supplier's facilities, which Products shall be shipped to Distributor either CIF Miami International Airport or CIF Simon Bolivar International Airport in Maiquetia, Venezuela, as specified by Distributor in its purchase order. Supplier shall not be responsible to Distributor for any damages, delays, or losses arising as a result of the transportation or shipment of the Products or Supplier's arrangements for such transportation and shipment.

         B. If Distributor requests a delay in shipment after Supplier has received and accepted an order, Distributor shall be responsible for any storage; insurance or other costs or expenses incurred by Supplier as a result of such delay, except that Distributor shall not be responsible for costs or expenses if the Products have not left Supplier's facilities. In that event, Supplier need not hold the Products on order for more than three (3) days after the Products are ready for shipment. Instead, at its discretion, Supplier may ship the Products to any other distributor or reseller and reintroduce Distributor's order for production and shipment as if received at or about that time. In such a case, Distributor shall be responsible for any costs or expenses incurred by Supplier associated with, related to or arising from Supplier's election to redirect such Products to other distributors or resellers, which costs and expenses may include, but not be limited to, repackaging, retooling, reprogramming, reprinting, and other expenses.


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         C. In the event of any shortage of products, Supplier reserves the right, in its sole discretion, to allocate its inventory and/or current production among purchasers or to discontinue any product or product model, including any Products, without incurring any liability to Distributor.

         D. At Distributor's prior written request, Supplier, at its sole discretion, may arrange for shipment of the Products to such other locations as identified by Distributor in writing. Supplier shall not be liable for damages, delays, or losses related to the shipping of the Products or to arrangements made by Supplier for shipping the Products.

         E. In the event that the Product(s) shipped to Distributor do(es) not conform to the product description for such Product(s) set forth on the applicable purchase order for such Product(s), Distributor shall, within forty-eight (48) hours of its receipt of such Product(s), provide Supplier with written notice advising Supplier of the nature of the non-conformity.

         If Distributor does not provide Supplier with such written notice within forty-eight (48) hours of Distributor's receipt of the Product(s), the Product(s) shall be deemed to be conforming and accepted by Distributor. If Distributor does provide such written notice to Supplier within that time frame, Supplier shall have the right to verify the nature of the non-conformity and, thereafter, Supplier shall have the option to: (i) correct or cure the non-conformity; (ii) replace the non-conforming Products with conforming Products and accept the redelivery of the non-conforming Products; or (iii) issue a credit to Distributor and arrange for Distributor's return of the non-conforming Products to Supplier. Supplier shall be responsible for the costs and expenses associated with the shipment of the replacement conforming Products to Distributor and the return of the non-conforming Products to Supplier. If Supplier elects to provide a credit to Distributor, Distributor will not be entitled to such credit until Supplier receives and accepts redelivery of the non-conforming Products.

         This provision [Section Seven (E)] applies only to non-conforming Products (i.e., Products that do not conform to the description set forth in Distributor's purchase order) and does not apply to a defective or non-operational Products that may be delivered to Distributor.

         F. Supplier, directly or through its authorized agents and at its own expense, reserves the right to inspect the Products in Distributor's possession, upon reasonable prior notice.

         G. In no event shall either party be liable to the other party for any incidental, consequential, or special damages arising from the performance or failure to perform under this Agreement.

         H. In no event shall either party be liable to the other party for any incidental, consequential, or special damages arising from the performance or failure to perform under this Agreement.


                                 SECTION EIGHT
                         WARRANTY AND SERVICE POLICIES

         A. Supplier, from time to time, may advise Distributor in writing of any warranty or service policies applicable to the Products. All Products sold by Supplier to Distributor pursuant to this Agreement shall be subject to any then exiting standard warranty or service policies issued by Supplier on such Products. Supplier's current warranty and service policies, if any, are


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detailed in Exhibit D to this Agreement. Except as provided in this Agreement,
Distributor shall sell the Products only on the basis of any such then existing standard Supplier's warranty or service policy, and shall make no representations relating to any warranty or service policies other than those set forth in any then existing standard Supplier's warranty or service policies. Supplier retains the right to modify or discontinue any then existing standard warranty or service policies applicable to a Product from time to time at its sole discretion. Distributor is expressly prohibited from extending, modifying, or creating any warranty or service policies on behalf of, applicable to, binding upon, or enforceable against Supplier to or by any person or entity.

         B. THERE SHALL BE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER OBLIGATION ON THE PART OF SUPPLIER WITH RESPECT TO ANY OF THE PRODUCTS EXCEPT ANY WARRANTY OR WARRANTIES EXTENDED PURSUANT TO THIS SECTION AND IDENTIFIED IN EXHIBIT D TO THIS AGREEMENT OR ANY WRITTEN AMENDMENT OR MODIFICATION THERETO. ANY DESCRIPTIONS OF THE PRODUCTS MADE OR PROVIDED BY SUPPLIER ARE FOR IDENTIFICATION AND DESCRIPTION PURPOSES ONLY AND DO NOT CONSTITUTE AND SHALL NOT CREATE ANY WARRANTY, EXPRESS OR IMPLIED, WHATSOEVER. THE WARRANTY DISCLAIMERS CONTAINED IN THIS SECTION OF THE AGREEMENT SHALL CONTROL OVER ANY INCONSISTENT TERMS OR CONDITIONS OF THIS AGREEMENT AND THE PROVISIONS OF THIS AGREEMENT SHALL NOT BE CONSTRUED AS CREATING ANY EXPRESS OR IMPLIED WARRANTIES, UNLESS THOSE PROVISIONS EXPRESSLY STATE THAT THEY CREATE AND ARE INTENDED TO CREATE EXPRESS OR IMPLIED WARRANTIES.

         C. If any parts and/or structural components or appurtenances of the Products are altered or modified by Distributor or the user of the Products without the express written consent of Supplier, any and all warranties then existing that extend to the Products shall be deemed immediately terminated, notwithstanding any provisions to the contrary in this Agreement or any modification or amendment thereto.

         D. If Supplier elects to extend any warranties to its sale of the Products, Distributor's exclusive remedy for Supplier's breach of such warranty, if any, will be the enforcement of Supplier's obligations under such warranty.

         E. Distributor is not authorized to assume, create, modify, or extend, on behalf of Supplier, any other or additional warranty obligation or liability in connection with the Products. Distributor agrees to indemnify and hold Supplier, its parents company, subsidiaries, affiliates, and assigns, harmless with respect to any other or additional warranty obligation or liability granted assumed, extended, modified, or created by Distributor on the Products.

                                  SECTION NINE
                                 RECORDS/REPORTS

         Distributor will keep records of its sales that shall include, name of customer, date of



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sale, product description, part number, and serial number, and electronic serial number. Supplier agrees that it will not disclose any of this information to any third party, other than any parent or affiliate of Supplier to which such disclosure is reasonably necessary to Supplier in the conduct of its business, at any time and in any manner or format. Supplier will only access this information for purposes related to this Agreement or the Supplier's reasonable internal business needs. Distributor's obligation to maintain records shall survive termination of this Agreement. Distributor agrees to submit to Supplier from such records, reports as reasonably may be necessary for quality control, improvement of marketing, servicing of the Products, and/or improvements in or to the Products. Supplier will not disclose any such reports to any third party, other than any parent, subsidiary, or affiliate of Supplier to which such disclosure is reasonably necessary to Supplier in the conduct of its business, at any time and in any manner or format.

                                   SECTION TEN
                              FINANCIAL STATEMENTS

         Distributor shall provide to Supplier copies of all reports filed by Distributor with the Securities and Exchange Commission of the United States of America promptly after filing such reports with the Securities and Exchange Commission.

                                 SECTION ELEVEN
                          RELATIONSHIP BETWEEN PARTIES

         This Agreement does not in any way create the relationship of principal and agent or employer and employee between Supplier and Distributor, and under no circumstances shall Distributor be considered to be the agent or employee of Supplier. Distributor shall not act or attempt to act, or represent itself, directly or by implication, as being an agent or employee of Supplier or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of Supplier and will not make any representations, guaranties or warranties on behalf of or in the name of Supplier with respect to the Products. Distributor shall not use Supplier's name, service mark or trademark without Supplier's prior written consent, except in connection with Distributor's sale of the Products purchased from Supplier by Distributor pursuant to and in accordance with the terms of this Agreement.

                                 SECTION TWELVE
                              DURATION OF AGREEMENT

         This Agreement shall become effective on the Effective Date and shall continue in force for the Term unless terminated as provided herein. This Agreement will be renewed automatically for successive one (1) year periods unless either party notifies the other in writing of its election to terminate this Agreement in accordance with its provisions.

                                SECTION THIRTEEN
                                   TERMINATION

         A. Either Supplier or Distributor may terminate this Agreement, with or without


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cause, by providing at least thirty (30) days' prior written notice to the other party.

         B. Either party may terminate this Agreement by giving the other party written notice, effective immediately, for any one of the following causes:

                  (i) If either party shall continue in default of any duty, obligation, or responsibility imposed on it by this Agreement for thirty (30) days after receipt of written notice of such default from the other party;

                  (ii) Any assignment or attempted assignment by either party of any interest in or obligation arising under this Agreement without the other party's prior written consent;

                  (iii) Any sale, transfer or relinquishment, voluntary or involuntary by operation of law or otherwise, of any substantial interest in the direct or indirect ownership of Supplier or Distributor, unless arising from an arms length transaction between Supplier or Distributor, as the case may be, and a third party;

                  (iv) Any inability to conform the Agreement to local law as set forth in Section Eighteen.

                  (v) A change of ownership or officers of Distributor or a change of ownership of Supplier, such that Supplier no longer is owned or controlled by Samsung Electronics, Ltd. or one of its subsidiaries or affiliates.

                  (vi) Any change in laws of the United States of America or of any country in the Territory which renders operation of this Agreement illegal in the United States or the Territory, or any part thereof, which invalidates any of the clauses of this Agreement or which changes the economic benefits contracted for herein.

                  (vii) If either party becomes insolvent, files or has filed against it a case in bankruptcy, makes a general assignment for the benefit of its creditors, or has a receiver appointed for its business or properties.

         C. In the event of termination or expiration of this Agreement under this or any other applicable Section of this Agreement:

                  (i) Distributor shall promptly return to Supplier all documents, materials and all tangible property supplied without charge by Supplier to Distributor and shall destroy and document the destruction of any confidential information received from Supplier which is impossible to return;

                  (ii) Distributor immediately shall cease all use of any Intellectual Property, including, but not limited to, trademarks, patents and copyrights,


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                           belonging to Supplier, its parent company,
                           affiliates, or subsidiaries;

                  (iii) Distributor immediately shall cease any and all advertising which represents that its Distributor is a distributor for Supplier or of Supplier's Products; and

                  (iv) Supplier, at its sole option, shall have the right to purchase any remaining inventory in Distributor's possession or control at the then prevailing market price. Distributor will bear all costs and expenses involved in returning such Products to Supplier.

         D. Any termination or expiration of this Agreement shall be without prejudice to any rights of liabilities which shall have accrued to or arisen against either party hereunder prior to such termination or expiration.

                                SECTION FOURTEEN
                                CONFIDENTIALITY

         A. Information furnished by either party to the other with respect to the Products during the term of this Agreement shall be deemed confidential and proprietary and shall be held by in confidence by the parties. If the parties exchange other information that one party deems confidential and/or proprietary, that party immediately shall notify the other party of the confidential and proprietary nature of that information and the party receiving such notification, on and after the date of its receipt of such notification, shall hold such information in confidence. The party receiving such notification shall not be liable for any good faith dissemination of that information prior to its receipt of such notification.

         B. All confidential and proprietary information, including all copies of information, and any other information not specifically designated by the disclosing party for release to the public that may come into the possession of the other party during the Term of this Agreement, including all copies of such information, shall be returned to the disclosing party upon request without making or retaining copies or excerpts of such information.

                                 SECTION FIFTEEN
                          TRADE SECRETS AND COMPETITION

         In consideration of the execution of this Agreement by Supplier, Distributor covenants and agrees that it will not, during or following the Term of this Agreement, disseminate, disclose, lecture upon, or publish in any manner information relating to design or manufacturing techniques employed by Supplier in the production of its products or information relating to research, development, marketing, sales, or repair of any products of Supplier, other than the information contained in brochures, packaging and other marketing information provided by Supplier to Distributor.

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                                 SECTION SIXTEEN
                           CONFORMITY WITH LOCAL LAWS

         Supplier represents and warrants that, to the best of its knowledge and belief, the purchase of the Products by Distributor and Distributor's subsequent sales of those Products to its customers, as contemplated in this Agreement, does not violate any Federal, state or local law of the United States of America. Distributor, in turn, represents and warrants that, to the best of its knowledge and belief, the purchase of the Products by Distributor and Distributor's subsequent sales of those Products to its customers, as contemplated in this Agreement, does not violate any laws in the Territory. The parties agree to endeavor to comply with all federal, state, local or foreign laws that regulate, apply to, or otherwise govern the purchase, sale, and shipment of the Products, as contemplated in this Agreement. Moreover, each party further warrants and represents to the other party that, to the best of its knowledge and belief, its entry into and performance under this Agreement does not violate and is not prohibited by any agreements between that party and any other person or entity.

                                SECTION SEVENTEEN
                          INTELLECTUAL PROPERTY RIGHTS

         A. Distributor accepts and admits that it does not receive any right, title or interest in or to any Intellectual Property belonging to Supplier as a result of this Agreement, other than such limited license as may be necessary to advertise and resell the Products. Supplier has the right to review and approve, at its discretion, any use of the Intellectual Property. Supplier has the right to prohibit the use of the Intellectual Property and revoke any limited license for use of the Intellectual Property in any manner and at any time. Such limited license automatically is revoked and cancelled upon the termination of this Agreement by either party or upon any expiration or cancellation of the Agreement.

         B. Distributor immediately will report, in writing, to Supplier any acts of infringement of Supplier's Intellectual Property of which it learns whether such an act of infringement occurs in the Territory or outside of it. Supplier will have the sole right to decide if and when it will prosecute infringers of its Intellectual Property rights. Upon the written demand of Supplier, Distributor, immediately and without condition, and regardless of the economic burden involved, will cease using Supplier's Intellectual Property at any time that this Agreement is in dispute, Distributor is in arbitration or litigation with Supplier, or Supplier may demand.

         C. Distributor's acknowledges and agrees that Supplier's Intellectual Property rights are valuable and unique in nature and that it is difficult to determine or ascertain the damages to Supplier flowing from a violation or unauthorized use of Supplier's Intellectual Property rights. Accordingly, Distributor agrees that Supplier has no adequate remedy at law for any violation of its Intellectual Property rights and that Supplier will suffer irreparable harm if its Intellectual Property rights are violated. As such, and irrespective of any arbitration provisions contained in this Agreement, Supplier may seek injunctive relief in a court of law to prevent any violation or unauthorized use of its Intellectual Property rights. Moreover, Distributor agrees that, in any such action, Supplier need not and will not be required to post a bond or other surety in order to


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obtain an injunction to prevent Distributor's use of the Intellectual Property, either during the pendency of any arbitration or litigation with Supplier or otherwise.

                                SECTION EIGHTEEN
                          EXCUSABLE DELAY/FORCE MAJEURE

         Neither party to this Agreement shall be liable for any actions or omissions arising out of, or resulting from, any failure to perform in accordance with the terms of this Agreement where such failure was beyond the reasonable control of such party, which, as employed in this Agreement, shall mean acts of God, strikes, lockouts or other industrial disturbances, wars, whether declared or undeclared, blockades, insurrections, riots, governmental action, explosions, fire, floods, or any other cause not within the reasonable control of either party. Should the act or omission of one party, as contemplated by this Section, continue for a period of thirty (30) days or more, the Agreement may be terminated by the other party.

                                SECTION NINETEEN
                                   ASSIGNMENT

         A. Distributor's rights to promote, sell, and distribute the Products are not assignable or otherwise transferable, absent Supplier's prior written authorization, which Supplier may provide or withhold at its sole discretion.

         B. Supplier may approve the appointment by Distributor of a sub-distributor in the Territory for the purpose of selling, distributing, and servicing the Products. Distributor agrees to advise Supplier in writing of the names and addresses of any proposed sub-distributor. The appointment of any sub-distributor shall be subject to the approval of Supplier.

         C. Distributor shall be responsible to assure that any sub-distributor complies with all of the terms and conditions of this Agreement and shall be responsible for any non-compliance by any of its sub-distributors with the terms and conditions of this Agreement. Unless Supplier otherwise instructs Distributor, all orders to Supplier for the Products, including any order for Products to be delivered to and sold by any sub-distributor shall be placed by and through Distributor. Distributor, as well as the applicable sub-distributor, shall be responsible to Supplier for the payment of such order.

                                 SECTION TWENTY
                                     NOTICES

         Unless otherwise specified, all notices required or permitted to be given under this Agreement, shall be in writing and sent by return receipt mail, courier and/or fax to the principal office of the other party indicated in this Agreement or at such other address as the parties may designate in writing.
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Distributor Agreement
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                               SECTION TWENTY ONE
                      GOVERNING LAW, JURISDICTION AND VENUE

         This Agreement and performance hereunder shall in all respects be governed by the laws of the State of Florida, United States of America. Jurisdiction and venue for any controversy shall be in Miami-Dade County, Florida, United States of America. Notwithstanding any arbitration provisions contained in this Agreement, Supplier is entitled to seek injunctive relief, along with any ancillary relief necessary to maintain an injunction action, before the courts, by the filing an action before the federal or state courts of Miami-Dade County, Florida, which shall have exclusive jurisdiction to entertain any such claims. Distributor agrees that it shall maintain a Florida registered agent during the term of this Agreement, in order to permit service of process upon that registered agent in the event of litigation or arbitration between the parties.

                               SECTION TWENTY TWO
                                ENTIRE AGREEMENT

         This Agreement supersedes and cancels any and all prior agreements between the parties, express or implied, with respect to the purchase and sale of any of the Products. This Agreement sets forth the entire, fully integrated agreement between the parties with respect to the Products. Any modifications or amendments to this Agreement must be made in writing and signed by representatives of Supplier and Distributor authorized to execute such modifications or amendments on their behalf.

         This provision does not affect or implicate in any way any other agreements existing between Distributor and any parent, subsidiary or affiliate of Supplier (e.g., Distributor's existing agreement with Samsung
Telecommunications America).

                              SECTION TWENTY THREE
                                   NON-WAIVER

         The failure or refusal by Supplier or Distributor either to insist on the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right.

                               SECTION TWENTY FOUR
                          EFFECT OF PARTIAL INVALIDITY

         The invalidity of any provision of this Agreement will not and shall not be deemed to affect the validity of any other provision of this Agreement. In the event that any provision of this Agreement is held to be illegal, unenforceable or otherwise invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.



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Distributor Agreement
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                               SECTION TWENTY FIVE
                              ADDITIONAL DOCUMENTS

         The parties agree to execute such additional papers and documents as may be reasonably required to effectuate the terms of this Agreement.

                               SECTION TWENTY SIX
                             PERFORMANCE BY SUPPLIER

         All or any of Supplier's obligations to be performed under this Agreement may be performed by any parent, subsidiary or affiliate of Supplier. Supplier, however, remains ultimately responsible for the performance of any of its obligations to Distributor, as set forth in this Agreement.

                              SECTION TWENTY SEVEN
                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

                              SECTION TWENTY EIGHT
                                SECTION HEADINGS

         The titles to the Sections of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

                               SECTION TWENTY NINE
                     OWNERSHIP AND OPERATION OF DISTRIBUTOR

         This Agreement has been entered into by Supplier with Distributor in reliance on the representation and agreement that the persons who presently own and manage the Distributor will continue to preserve such ownership and management unchanged. In the event of any change in the ownership of Distributor, or of any change in ultimate managerial authority or responsibility of Distributor, Distributor shall provide written notice of such change to Supplier within five (5) days.

                                 SECTION THIRTY
                                  ATTORNEY FEES

         In the event that any action is filed in relation to this Agreement, the prevailing party in the action shall be entitled to recover from the non-prevailing party its reasonable attorney fees and costs at all trial and appellate levels.

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Distributor Agreement
Page 15 of 16

                               SECTION THIRTY ONE
                                 INDEMNIFICATION

         A. Distributor agrees to hold Supplier harmless and to indemnify Supplier for any liability that may occur as the result of Distributor's acts or omissions under this Agreement.

         B. Supplier agrees to hold Distributor harmless and to indemnify Distributor for any liability that may occur as the result of Supplier's acts or omissions under this Agreement.

                               SECTION THIRTY TWO
                             CANCELLATION OF ORDERS

         A. Upon notice of termination or non-renewal of this Agreement, Supplier shall fill orders for Products placed by Distributor prior to such notice and make deliveries as provided by the terms of this Agreement. All orders for Products or parts of orders, that have not been shipped by Supplier prior to the effective date of such termination or non-renewal shall, at the election of Supplier, be automatically cancelled, and, in that case, neither party shall be liable to the other for non-delivery or non-acceptance. However, Supplier may continue to fulfill such orders following the effective date of termination or non-renewal as it deems appropriate by supplying written confirmation to Distributor. Any such further deliveries will be governed by the terms of the confirmation.

         B. Following notice of termination or non-renewal of this Agreement, Supplier will not accept any new orders from Distributor under the terms of this Agreement.

                              SECTION THIRTY THREE
                         NO LIABILITY DUE TO TERMINATION

         The right of termination of this Agreement by either party pursuant to the terms of this Agreement is absolute. Neither Supplier nor Distributor shall incur any liability to the other by virtue of .properly exercising its right of termination, as set forth in this Agreement. Nothing in this Section will be deemed to waive breaches of the Agreement or of the obligations between the parties which may have preceded or prompted the termination of the Agreement.

                               SECTION THIRTY FOUR
                     REVIEW OF AGREEMENT AND INTERPRETATION

         The parties affirm that they have been given the opportunity to review this Agreement with counsel prior to its execution and to fully negotiate its terms and conditions. For any and all legal purposes, this Agreement will be interpreted and deemed to have been drafted by both parties.

                               SECTION THIRTY FIVE
                                   ARBITRATION

         A. Unless otherwise provided herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration administered


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Distributor Agreement
Page 16 of 16

pursuant to the Commercial Arbitration Rules of the American Arbitration Association in the city of Miami, Florida, United States of America, and conducted before a three-member arbitration panel. Each party shall have the right and obligation to select one arbiter and the selected arbiters shall agree upon the third arbiter, whom shall act as the panel's chief arbiter. All arbiters shall be members of the Florida Bar practicing law in Miami-Dade County, Florida. Judgment upon the award rendered by the arbitration panel may be entered in any court having jurisdiction thereof.

         B. In rendering the award, the arbitration panel shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Florida, United States of America.

         C. The language of the arbitration shall be English.

         D. Except for injunctive relief, the arbitration panel shall have the authority to award any remedy or relief that a federal or state court sitting in the State of Florida could order or grant, including, without limitation, specific performance of any obligation created under the Agreement, the awarding of punitive damages, or the imposition of sanctions for abuse or frustration of the arbitration process.

         E. The arbitration award shall be in writing and shall specify the factual and legal bases for the award.

         F. The prevailing party shall be entitled to an award of reasonable attorney's fees and costs.

         In witness whereof, the parties have executed this agreement at Miami, Miami-Dade County, Florida.

Distributor                                  Supplier


Brightstar Latin America, Inc.               Samsung Electronics Latinoamerica
                                             Miami, Inc.


By: /s/ R. Marcelo Claure                    By: /s/ Frank Flaquer
    -------------------------------              -------------------------------
Name:                                        Name:  Frank Flaquer
Title: President and CEO                     Title: Credit Manager
Date:  3/12/01                               Date:  3/12/01